EXHIBIT 2.2
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                          ASSIGNMENT OF ROYALTY STREAM

     This Assignment of Royalty Stream (this "Assignment"), is made and dated as of September 30, 2002, by and between NESTOR, INC., a Delaware corporation, with its principal office at 400 Massasoit Ave., Suite 200, East Providence, RI 02914 (the "Assignor") and CHURCHILL LANE ASSOCIATES, LLC, a Delaware limited liability company (the "Assignee").

     WHEREAS, the Assignor has entered into a license agreement dated February 1, 2001 with ACI Worldwide, Inc., a Nebraska corporation, with its principal office at 330 South 108th Avenue, Omaha, NE 68154-2684 ("ACI") (as amended on June 24, 2002 and September 2, 2002, the "License Agreement"); and

     WHEREAS, the Assignor desires to transfer to the Assignee, and the Assignee desires to purchase from the Assignor, all right, title and interest of the Assignor, now existing or hereafter arising, to that certain payment intangible arising to the benefit of the Assignor under the License Agreement, including all monies due and to become due under the License Agreement, including without limitation pursuant to Attachment A to the License Agreement and Section 9.3 of the License Agreement, and all cash and noncash proceeds of the foregoing (hereinafter collectively referred to as the "Royalties"), on the terms and subject to the conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing premises, the Assignor and the Assignee agree as follows:

     1. As of the Effective Date (as defined below), the Assignor irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to the Assignee, and the Assignee irrevocably purchases from the Assignor, all Royalties. Other than the Royalties and except as otherwise specifically provided herein, the Assignor shall not be deemed to have transferred any other rights of the Assignor under the License Agreement to the Assignee.

     2. The Assignee shall not be deemed to have assumed any of the Assignor's obligations under the License Agreement.

     3. The Assignor represents and warrants to the Assignee on the date hereof as follows:

          (a) The Assignor is the lawful owner of all Royalties, and all Royalties are free from any security interest, lien or other encumbrance.

          (b) The License Agreement is in full force and effect. Other than Amendment No. 2 dated as of September 2, 2002 between the Assignor and ACI, the License Agreement has not been modified or amended since June 24, 2002.

          (c) The execution and delivery by the Assignor of this Assignment and the performance by the Assignor of its agreements and obligations under this Assignment are within its corporate authority and have been duly authorized by all necessary corporate action. Such execution, delivery, and performance by the Assignor do not and will not contravene any provision of the Assignor's organizational documents.

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          (d)  The  Assignor is not in breach of, and is not aware of any breach or anticipatory breach of, the License Agreement.

     4. The Assignee represents and warrants to the Assignor on the date hereof as follows:

          (a) The execution and delivery by the Assignee of this Assignment and the performance by the Assignee of its agreements and obligations under this Assignment are within its limited liability company authority and have been duly authorized by all necessary limited liability company action. Such execution, delivery, and performance by the Assignee do not and will not contravene any provision of the Assignee's organizational documents.

          (b) The Assignee has received a copy of the License Agreement and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Assignment.

          (c) The Assignee's decision to purchase the Royalties has been and will be made without recourse to, or representation or warranty (except as set forth herein) by, the Assignor.

     5. The Assignor shall pay to the Assignee, on the date hereof, all Royalties that it has received for the period from (but excluding) the Effective Date (as defined below) to (but excluding) the date hereof; provided, that the Assignor shall only be obligated to make such payments to the extent that such payments have not been applied against any deposit due from the Assignee in accordance with the Memorandum of Understanding, dated as of July 15, 2002, between the Assignor and the Assignee ("MOU").

     6. In addition, the Assignor acknowledges and agrees that, commencing on the date hereof and pursuant to the notice delivered by the Assignor to ACI pursuant to Section 8(g) of this Assignment, ACI shall pay the Royalties due to the Assignor under the License Agreement directly to the Assignee. In the event the Assignor shall receive any such payment from ACI or on its behalf, the Assignor shall (1) segregate such payments from its other properties, (2) immediately turn over such payments to the Assignee, in the form received but with any necessary endorsement to the Assignee, and (3) during any time that the Assignor has possession of such payments, hold the same in trust for the Assignee.

     7. All payments made by the Assignor to the Assignee pursuant to this Assignment shall be payable by check made to the order of the Assignee and mailed to the Assignee at the following address: Churchill Lane Associates, LLC, c/o Alan Wiener, 5201 Amestoy Avenue, Encino, CA 91316.

     8.   Upon  satisfaction  of  the  following  conditions   precedent,   this
          Assignment shall be deemed to be effective as of July 1, 2002 (the "Effective Date"):

          (a) ASSIGNMENT. This Assignment shall have been duly authorized, executed and delivered (i) to the Assignor by the Assignee and
               (ii) to the Assignee by the Assignor.

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          (b)  PURCHASE  PRICE.  The Assignee shall have paid to the Assignor on or prior to 5:00 p.m. Eastern time, on the date hereof, which date shall in no event be later than September 30, 2002, a non-refundable purchase price equal to $3,100,000 (the "Purchase Price") for the Royalties, it being understood that the Purchase Price shall be reduced by the amount of cash deposits actually made by the Assignee to the Assignor in accordance with the MOU, which deposits have not been repaid or otherwise reduced by the Assignor as of the date hereof.

          (c) SHAREHOLDER CONSENT. Shareholders of the Assignor representing at least 51% of the outstanding voting shares of the stock of the Assignor shall have consented to this Assignment.

          (d) DIRECTORS' CONSENT. Each of the Directors of the Assignor who are not members of, or otherwise affiliated with, the Assignee shall have consented to this Assignment.

          (e) FILING WITH SEC. The Assignor shall have filed an Information Statement with the Securities Exchange Commission in respect of this Assignment.

          (f) ACI CONSENT. The Assignor and the Assignee shall have complied in all respects with Section 11.7 of the License Agreement.

          (g) WRITTEN INSTRUCTION TO ACI. The Assignor shall have delivered to ACI written notice of its assignment of the Royalties to the Assignee. Such written notice shall state that the Assignor irrevocably instructs ACI to pay the Royalties to the Assignee unless otherwise agreed to in writing by the Assignee.

     9. In so much as pursuant to Section 9-408 of the UCC (as hereinafter defined) a sale of a payment intangible creates a security interest in such payment intangible, and the sale of the Royalties is a sale of a payment intangible, the Assignor hereby pledges and assigns to the Assignee and grants the Assignee a continuing security interest in, a lien upon, and right of set-off against, all of the Assignor's now owned and/or hereafter acquired or arising right, title and interest in, to and under the Royalties. The Assignor authorizes the Assignee to file financing or continuation statements, and amendments thereto, covering the Royalties and containing such legends as the Assignee shall deem necessary or desirable to protect the Assignee's interest in the Royalties, and to take such other steps as the Assignee may request to perfect the Assignee's security interest in the Royalties under applicable law. As used herein, "UCC" means the Uniform Commercial Code enacted in the State of Delaware, as the same may be amended from time to time.

     10. No amendment, modification or cancellation of this Assignment or any part hereof shall be enforceable without the Assignor's and the Assignee's prior written consent.

     11. This Assignment contains the complete agreement of the Assignee and the Assignor, and supercedes all prior agreements (written or oral), relating to the subject matter herein, including, without limitation, the MOU.

     12. This Assignment shall be binding upon and inure to the benefit of each of the Assignor and the Assignee, and each of the respective successors and assigns of the Assignor and the Assignee, and shall be construed in accordance with the laws of the State of Delaware (without regard to those pertaining to choice of law).

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     13.  This  Assignment  may be executed by the  Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the Assignor and the Assignee has caused this Assignment to be duly executed this 30th day of September, 2002.


                       NESTOR, INC.

                              By:      /s/ Nigel P. Hebborn
                              --------------------------------------------------
                              Name:    Nigel P. Hebborn
                              Title:   President and CEO


                       CHURCHILL LANE ASSOCIATES, LLC

                              Alvin J. Siteman TTEE of
                              the Alvin J. Siteman Revocable Trust
                              DTD 07-09-93, Member

                              By:      /s/ Alvin J. Siteman
                              --------------------------------------------------
                              Name:    Alvin J. Siteman
                              Title:   Trustee

                              Alan Wiener TTEE of
                              the Alan & Nancy Wiener Trust
                              DTD 06-19-86, Member

                              By:      /s/ Alan M. Wiener
                              --------------------------------------------------
                              Name:    Alan M. Wiener
                              Title:   Trustee

                              Robert Carroll TTEE of
                              The Robert Carroll Family Trust
                              DTD 03-11-86, Member

                              By:      /s/ Robert M. Carroll
                              --------------------------------------------------
                              Name:    Robert M. Carroll
                              Title:   Trustee




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